Humana Inc.
                                                     500 West Main Street
                                                     P.O. Box 1438
                                                     Louisville, KY 40201-1438
                                                     http://www.humana.com
 news release

   FOR MORE INFORMATION CONTACT:

   Kristi Drablos
   Investor Relations
   (502) 580-3644
   kdrablos@humana.com

   Tom Noland
   Corporate Communications
   (502) 580-3674
   tnoland@humana.com


 Humana to Sell Workers' Compensation and Medicare Supplemental
                           Businesses
                  and Plans 4th Quarter Charge

               -    Part of company-wide focus on core business
               -    Proceeds used to reduce debt
               -    Evaluating goodwill associated with prior acquisitions

     LOUISVILLE, KY - January 3, 2000 - Humana Inc. (NYSE: HUM)

announced today that it has reached a definitive agreement to sell its wholly-owned subsidiary, PCA Property & Casualty

Insurance Company (PCA P&C) as part of a company-wide focus on core managed care businesses.

     Humana has agreed to sell PCA P&C to FolksAmerica Holding

Company,  Inc. of New York, a subsidiary of Bermuda-based White

Mountains Insurance Group, Ltd., for $125 million in cash. The proceeds of the sale primarily will be used to reduce debt. The sale of the subsidiary is subject to standard regulatory

approvals and is expected to close in the first quarter of 2000.

     PCA P&C was acquired by Humana in 1997 as part of its

acquisition of Physician Corporation of America (PCA).  With the

integration of the former PCA's managed care operations

completed, Humana viewed the PCA workers compensation operation as a non-core asset.

     Humana has also reached a definitive agreement to sell its individual Medicare supplemental business to United Teachers

Associates Insurance Company of Austin, Tex.  The Medicare

supplemental product currently serves 42,000 members in 17

states.

     "Humana has made measurable progress in the second half of

1999 in improving our profitability," said James E. Murray,

senior vice president and chief financial officer of Humana.

"The decision to sell the workers compensation and Medicare

supplemental businesses allows us to focus more effectively on our core health insurance businesses."

     Humana also announced it is evaluating the goodwill

associated with the company's prior acquisitions including the

1997 purchase of PCA. The company is likely to take a charge in the range of $400 to $500 million in the fourth quarter ending

December 31, 1999, primarily as a result of its evaluation of goodwill and a loss on the sale of PCA P&C of approximately $65 million pretax.

     "Today's announcements are important steps toward improving the quality of Humana's balance sheet and freeing cash to reduce debt and take advantage of market opportunities," Murray said.

     Humana Inc., headquartered in Louisville, Ky., is one of the nation's largest publicly traded managed health care companies with 6 million health plan members primarily in 15 states and

Puerto Rico.  Humana offers coordinated health care through a variety of delivery systems - health maintenance organizations,

preferred provider organizations, point-of-service plans and administrative services products - to employer groups, government-

sponsored plans and individuals.  Additional information about

Humana is available at http://www.humana.com.

     This press release contains forward-looking information.

The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be significantly

impacted by certain risks and uncertainties described in Humana's

Annual Report on Form 10-K for the year ended December 31, 1998 and in Humana's Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30, and September 30, 1999, all as filed with the Securities and Exchange Commission.